EXHIBIT 99.1

Contacts:	W. Dan Puckett	Carol Marsh
	Chief Executive Officer	Chief Financial Officer
	(205) 870-1939	(205) 870-1939

CAPITALSOUTH BANCORP ANNOUNCES REGULAR FOURTH QUARTER DIVIDEND

BIRMINGHAM, Ala. (December 14, 2007) – CapitalSouth Bancorp (NASDAQ-GM: CAPB) today announced that its Board of Directors has declared a fourth quarter cash dividend of $0.065 per share.  The dividend is payable on January 14, 2008, to shareholders of record as of December 31, 2007.

CapitalSouth Bancorp is a bank holding company operating 10 full-service banking offices, one mortgage origination office, and one loan production office through its bank subsidiary, CapitalSouth Bank, with offices in Birmingham, Huntsville, and Montgomery, Alabama, and Jacksonville, Florida, as well as a loan production office in Atlanta, Georgia, and Mortgage Lion, Inc., a wholesale mortgage origination operation based in Fitzgerald, Georgia.  CapitalSouth Bank targets small to medium-sized businesses in the markets it serves.  CapitalSouth Bank also operates "Banco Hispano," providing financial services to the growing Latino community.  CapitalSouth Bank offers SBA lending services and other loan programs for business owners through its Business Capital Group, which operates through full-service offices as well as the loan production office.  CapitalSouth Bank also provides Internet banking services at www.capitalsouthbank.com as well as personal investment services.

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